Explanatory Note

FUNDRISE REAL ESTATE INVESTMENT TRUST, LLC has prepared this Form 1-A solely for the purpose of filing (1) Exhibits 15.1 – 15.7 pursuant to Rule 252(d) and (2) the other Exhibits noted below that are incorporated by reference to Exhibits 15.1 - 15.6, as applicable.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company's DOS/A filed as Exhibit 15.5 of this Form 1-A)
2.2	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company's DOS/A filed as Exhibit 15.5 of this Form 1-A)
4.1	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by reference) (incorporated by reference to the copy thereof submitted as Exhibit 4.1 to the Company's DOS/A filed as Exhibit 15.6 of this Form 1-A)
6.1	Form of License Agreement between Fundrise Real Estate Investment Trust, LLC and Fundrise, LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company's DOS/A filed as Exhibit 15.5 of this Form 1-A)
6.2	Form of Distribution Support Agreement between Fundrise Real Estate Investment Trust, LLC and Fundrise, LP (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company's DOS/A filed as Exhibit 15.6 of this Form 1-A)
6.3	Form of Shared Services Agreement between Rise Companies Corp. and Fundrise Advisors, LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company's DOS/A filed as Exhibit 15.6 of this Form 1-A)
10.1*	Power of Attorney (included on signature page)
11.1**	Consent of Goodwin Procter LLP (included in Exhibit 12.1)
11.2**	Consent of RSM US LLP F/K/A (formerly known as) McGladrey LLP
12.1**	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
15.1	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.4	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.5	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.6	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.7*	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

*	Filed herewith
**	To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on November 3, 2015.

Fundrise Real Estate Investment Trust, LLC
By:	Fundrise Advisors, LLC

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Benjamin S. Miller and Michael S. McCord, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Offering Statement on Form 1-A (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Miller	Chief Executive Officer of	November 3, 2015
Benjamin S. Miller	Fundrise Advisors, LLC (Principal Executive Officer)

/s/ Michael S. McCord	Chief Financial Officer and Treasurer of	November 3, 2015
Michael S. McCord	Fundrise Advisors, LLC
(Principal Financial Officer and Principal Accounting Officer)

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